Exhibit 10.1

SEcond AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Second Amendment to Amended and Restated Revolving Credit Agreement (“Amendment”) is made as of November 28, 2023(“Effective Date”) among CONSUMERS ENERGY COMPANY, a Michigan corporation (“Borrower”) THE BANK OF NOVA SCOTIA, in its capacity as Administrative Agent under Credit Agreement, as defined below (in such capacity, “Agent”), and in its capacity as a Bank and LC Issuer under the Credit Agreement, and the “Bank” from time to time party thereto (the “Bank”).

PRELIMINARY STATEMENT

A.            The Borrower, Agent, and the Bank entered into an Amended and Restated Revolving Credit Agreement dated November 19, 2018, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated November 23, 2022 (as amended or modified from time to time, the “Existing Credit Agreement” and, the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by the Agent and Bank to the Borrower (“Indebtedness”).

B.            The Borrower, Agent and the Bank have agreed to amend the terms of the Existing Credit Agreement as provided in this Amendment.

AGREEMENT

1.            Defined Terms. In this Amendment, capitalized terms used without separate definitions shall have the meanings given in the Existing Credit Agreement.

2.            Amendments to Existing Credit Agreement.

a.            The following terms, which are defined in Section 1.1 of the Existing Credit Agreement, are given the following amended definitions:

““Termination Date” means the earlier of (i) November 18, 2025 (or such later date pursuant to an extension in accordance with the terms of Section 2.17) and (ii) the date on which the Commitments are terminated.”

3.            Representations and Warranties. The Borrower represents, warrants, and agrees that:

a.            The representations and warranties contained in Article V of the Existing Credit Agreement, as amended hereby (and, solely with respect to the representation contained in Section 5.6 of the Existing Credit Agreement, after giving effect to any reports filed with the SEC prior to the date hereof), are true and correct.

b.            When executed, the Credit Agreement will continue to constitute a duly authorized, legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms.

c.            There is no Default or Event of Default under the Existing Credit Agreement, or any related document, agreement, or instrument.

d.            The Articles of Incorporation, Bylaws, and Resolutions of the Borrower delivered to Agent in connection with the Credit Agreement on or about November 19, 2018, have not been repealed, amended or modified since the date of delivery thereof and that same remain in full force and effect.

4.            Conditions. This Amendment shall not be effective until the satisfaction of the following express conditions:

a.            delivery to Agent of all executed counterparts hereof; and

b.            delivery to Agent, in form and content satisfactory to Agent, of each of the documents and instruments listed on the Checklist attached as Exhibit A hereto.

5.            No Waiver. Except as specifically provided herein, nothing herein shall constitute, or be interpreted or construed as, a waiver or forgiveness of any Default under the Credit Agreement or any documents or agreements executed and delivered to Agent and the Bank in connection therewith, whether now existing or hereafter arising or known to Agent and the Bank, or any right, remedy or prerogative of Agent and the Bank existing or hereafter arising in connection with any such Default.

6.            No Claims. Borrower acknowledges, confirms, and warrants to the Agent and the Bank that as of the date hereof no Default or Event of Default has occurred and is continuing and Borrower has absolutely no defenses, claims, rights or set-off, or counterclaims against the Agent and/or the Bank under, arising out of, or in connection with this Amendment, the Existing Credit Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

7.            Counterparts. This Amendment may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.            Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

9.            Other Modification. In executing this Amendment, the Borrower is not relying on any promise or commitment of Agent or the Bank that is not in writing signed by Agent and the Bank.

10.            Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and the Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

[Signature Page Follows]

This Second Amendment to Amended and Restated Revolving Credit Agreement is executed and delivered on the Effective Date.

THE BANK OF NOVA SCOTIA, as Agent and a Bank

By:	/s/ David Dewar
Name: David Dewar
Title: Director

CONSUMERS ENERGY COMPANY, as Borrower

By:	/s/ Srikanth Maddipati
Name: Srikanth Maddipati
Its: Vice President and Treasurer

Signature Page

Second Amendment to Master Credit Agreement

EXHIBIT A – CLOSING CHECKLIST

See attached.

Signature Page

Second Amendment to Master Credit Agreement

CONSUMERS ENERGY COMPANY

AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING CREDIT

AGREEMENT

Agented by The Bank of Nova Scotia

November 28, 2023

CLOSING TRANSCRIPT INDEX

A.	LOAN DOCUMENTS[1]

1.	Second Amendment Amended and Restated Revolving Credit Agreement (the “Amendment”) by and among Consumers Energy Company, a Michigan corporation (the “Company”), the financial institutions from time to time parties thereto as lenders (the “Banks”) and The Bank of Nova Scotia, in its capacity as agent for itself and the other Banks (the “Agent”).

B.	CLOSING CERTIFICATE AND MISCELLANEOUS

2.	Closing Certificate.

1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement dated as of November 19, 2018, as amended.